Avnet, Inc. 2211 South 47th Street Phoenix, AZ 85034

PRESS RELEASE

Avnet, Inc. Closes Tender For its Outstanding 6.45% Notes and 8.20% Notes

PHOENIX— (BUSINESS WIRE) — March 3, 2003 — Avnet Inc. (NYSE: AVT) announced today it has completed its cash tender offer to purchase any and all of its outstanding 6.45% Notes due August 15, 2003 and 8.20% Notes due October 17, 2003. The tender offer expired at 12 a.m., New York City time, on Tuesday, February 25, 2003 at which time approximately $159.0 million, or 79.5 percent of the 6.45% Notes and $210.1 million, or 84.0% of the 8.20% Notes, in aggregate principal amount of the outstanding notes had been tendered.

Commenting on the completion of the tender offer, Ray Sadowski, Avnet’s chief financial officer stated, “We estimate that the impact of interest costs associated with the new debt and portions of 2003 maturities not tendered will be approximately a $0.02 per share on a diluted basis, in the fiscal third quarter (March 2003) and fiscal fourth quarter (June 2003), and will not change the earnings guidance previously provided by the Company for the March quarter and the remainder of fiscal year 2003.”

For copies of the Offer to Purchase, dated January 27, 2003, contact Georgeson Shareholder Services, the information agent for the tender offer, at (866) 203-9432 or (212) 440-9800. Credit Suisse First Boston LLC (800-820-1653) and Banc of America Securities LLC (866-475-9886) are the dealer managers for the tender offer.

This press release is not an offer to purchase nor a solicitation of acceptance of the offer to purchase, which may only be made pursuant to the terms of the Offers to Purchase and related Letters of Transmittal.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and changes in factual circumstances. Actual results may vary materially from the expectations contained in the forward-looking statements. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” and “estimate.” Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to generate additional cash flow, any significant and unanticipated sales decline, changes in business conditions and the economy in general, and other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for fiscal 2002. Avnet is under no obligation to (and expressly disclaims any such obligation to) update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

Upcoming Events

Avnet will present at the following investor conferences in March: The Morgan Stanley Semi and Systems Conference, March 4, 2003, at 1:30 Pacific time, and The Raymond James 24th Annual Institutional Investors Conference, also March 4, 2003, 8:05 a.m. Eastern Time. For a listing of conference details and how to access each available Web cast, along with recent events and other information, please visit Avnet’s investor relations Web site at www.ir.avnet.com.

Additional Information

Phoenix, Ariz.-based Avnet, Inc. (NYSE:AVT) is the world’s largest distributor of semiconductors, interconnect, passive and electromechanical components, embedded systems and computer products from leading manufacturers. Serving customers in 63 countries, Avnet also delivers services such as inventory management, supply-chain services, bill-of-materials analysis, systems integration and engineering design assistance. A Global Fortune 500 company, Avnet’s revenues for fiscal 2002 (year ended June 28, 2002) were $8.9 billion. Please feel free to visit Avnet’s Investor Relations Web site at www.ir.avnet.com or contact us at investorrelations@avnet.com.

Contact:

John J. Hovis
Vice President and Director, Investor Relations
480-643-7053
investorrelations@avnet.com

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